UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 6, 2007

MAGNETEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI		53051
(Address of Principal Executive Offices)		(Zip Code)

(262) 783-3500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 - Termination of a Material Definitive Agreement

On November 6, 2007, Magnetek, Inc. (“Magnetek” or the “Company”) terminated its amended $13 million revolving credit agreement (the “WFF agreement”) among the Company, certain subsidiaries of the Company party thereto, the lenders from time to time party thereto and Wells Fargo Foothill, Inc., as administrative agent for the Revolving Lenders. The WFF agreement, dated as of September 30, 2005 and as amended as of November 29, 2005, April 20, 2006 and September 19, 2007, was scheduled to expire on December 31, 2007 and was terminated early by the Company without any penalty. Borrowings under the WFF agreement were secured by all of the Company’s domestic assets. Borrowing levels under the WFF agreement were determined by a borrowing base formula as defined in the agreement, based on the level of eligible domestic accounts receivable and inventory. The WFF agreement also supported the issuance of letters of credit. Borrowings under the revolving credit facility bore interest at the bank’s prime lending rate plus 2.5% or, at the Company’s option, the London Interbank Offering Rate (“LIBOR”) plus 4%.

Item 1.01 – Entry into a Material Definitive Agreement

Item 2.03 - Creation of a Direct Financial Obligation

On November 6, 2007, Magnetek entered into an agreement with Associated Bank, N.A. providing for a $10 million revolving credit facility (the “Associated facility”). Borrowings under the Associated facility are secured by the Company’s accounts receivable and inventory.  The Associated facility also supports the issuance of letters of credit, places certain restrictions on the Company’s ability to pay dividends or make acquisitions, and includes covenants which require minimum operating profit levels and limit annual capital expenditures.  Borrowings under the Associated facility bear interest at the London Interbank Offering Rate (“LIBOR”) plus 1.5%, with borrowing levels determined by a borrowing base formula as defined in the agreement, based on the level of eligible accounts receivable.  Under the terms of the Associated facility, the Company is required to maintain $22.0 million in an escrow account to fund the Nilssen patent infringement arbitration award in the event that the Company’s appeal of the award is not successful. The Associated facility expires in November 2009 unless extended by the parties thereto prior to that time.

A copy of the Associated facility agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description

10.1	Revolving Credit Agreement dated as of November 6, 2007, between the Company and Associated Bank, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Date: November 7, 2007	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description

10.1	Revolving Credit Agreement dated as of November 6, 2007, between the Company and Associated Bank, N.A.